Exhibit 10.1

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of December 30, 2005, by and among China Media Networks International, Inc., a Nevada corporation (“CMNW”), CMNW Acquisition Corporation, a Nevada corporation and a wholly-owned subsidiary of CMNW (“Acquisition Corp.”), OrthoSupply Management, Inc., a Delaware corporation (“OrthoSupply”), Thunderbird Global Corporation, a Panamanian corporation (“Thunderbird”), for the sole purpose of the transactions contemplated under Section 7 hereof, the representations and warranties set forth in Sections 8 and 14 hereof, and the indemnification obligations set forth in Section 13(a) hereof, and Mark L. Baum (“Baum”), for the sole purpose of the representations and warranties set forth in Sections 10 and 14 hereof and the indemnification obligations set forth in Section 13(b) hereof.

WITNESSETH:

WHEREAS, CMNW is a public company with 509,709 shares of its common stock, $0.0001 par value per share (the “CMNW Common Stock”), issued and outstanding as of the date hereof;

WHEREAS, Thunderbird is the holder of record of 465,241 shares (the “Thunderbird Shares”) of the 509,709 issued and outstanding shares of CMNW Common Stock;

WHEREAS, OrthoSupply is a private company with (a) 17,736,619 shares of its common stock, $0.001 par value per share (“OrthoSupply Common Stock”), (b) 1,700,000 shares of its Series A Convertible Preferred Stock, $0.001 par value per share (“OrthoSupply Series A Preferred Stock”), (c) warrants to purchase an aggregate of 5,177,335 shares of OrthoSupply Common Stock (“OrthoSupply Warrants”), and (d) options to purchase 600,000 shares of OrthoSupply Common Stock (“OrthoSupply Options”), issued and outstanding as of the date hereof;

WHEREAS, the Board of Directors of CMNW has designated 1,700,000 shares of its authorized but unissued preferred stock as a new series of preferred stock, $0.0001 par value per share, designated “Series A Convertible Preferred Stock” (the “CMNW Series A Preferred Stock”), having virtually identical rights, preferences and privileges as the OrthoSupply Series A Preferred Stock, which CMNW Series A Preferred Stock has been created by the filing of a Statement of Designations (the “Statement of Designations”) with the Secretary of State of the State of Nevada;

WHEREAS, the respective Boards of Directors of each of CMNW, Acquisition Corp. and OrthoSupply, and the shareholders of Acquisition Corp. and OrthoSupply, have approved and authorized the execution and delivery of this Agreement so as to implement the Merger (as defined in Section 1 hereof) in compliance with the provisions of the Delaware General Corporation Law of the State of Delaware (the “DGCL”), and the Nevada Revised Statues of the State of Nevada (the “NRS”), with the result that OrthoSupply shall continue as the surviving corporation and the separate existence of Acquisition Corp. (except as it may be continued by operation of law) shall cease;

WHEREAS, CMNW, Acquisition Corp., and OrthoSupply intend that the Merger will qualify as a tax-free reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”);

WHEREAS, immediately after the consummation and effectiveness of the Merger, OrthoSupply, which shall then be a wholly-owned subsidiary of CMNW, shall distribute $500,000 in cash to CMNW to be used in part to redeem from Thunderbird the Thunderbird Shares (such redemption being referred to herein as the “Thunderbird Redemption”); and

WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.  The Merger. Subject to the terms and conditions hereinbelow set forth, on the Effective Date (as defined in Section 6(a) hereof), in accordance with the DGCL and the NRS, Acquisition Corp. shall be merged with and into OrthoSupply with OrthoSupply being the surviving entity (the “Merger”) and, in connection therewith:

(a)  except to the extent provided or permitted by the DGCL and the NRS, the separate existence of Acquisition Corp. shall cease and terminate and OrthoSupply shall continue as the surviving corporation and as a wholly-owned subsidiary of CMNW (OrthoSupply as the surviving corporation after the Merger is hereinafter sometimes referred to as the “Surviving Corporation”);

(b)  all of the rights, privileges, immunities, powers, franchises and authority (both public and private) of OrthoSupply and Acquisition Corp. shall vest in the Surviving Corporation;

(c)  all of the assets and property of OrthoSupply and Acquisition Corp. of every kind, nature and description (real, personal and mixed and both tangible and intangible) and every interest therein, wheresoever located, including, without limitation, all debts or other obligations belonging or due to OrthoSupply or Acquisition Corp., all claims and all causes of action, shall be, and be deemed to be, vested, absolutely and unconditionally, in the Surviving Corporation; and

(d)  all debts and obligations of OrthoSupply or Acquisition Corp., all rights of creditors of OrthoSupply or Acquisition Corp., and all liens or security interests encumbering any of the property of OrthoSupply or Acquisition Corp., shall be vested in the Surviving Corporation and shall remain in full force and effect without modification or impairment and shall be, and be deemed to be, enforceable against the Surviving Corporation and its assets and properties with the same full force and effect as if such debts, obligations, liens or security interests had been originally incurred or created by the Surviving Corporation in its own name and for its own behalf. Without limiting the generality of the foregoing, Surviving Corporation specifically assumes all continuing obligations which OrthoSupply or Acquisition Corp. would otherwise have to indemnify its officers and directors, to the fullest extent currently provided in the Surviving Corporation’s Amended and Restated Certificate of Incorporation, By-Laws and pursuant to the DGCL, with respect to any and all claims arising out of actions taken or omitted by such officers and directors prior to the Effective Date.

2.  Instruments of Conveyance. Without limiting the generality of the provisions of Section 1 hereof and/or the succession provisions of applicable law, the officers and directors of Acquisition Corp. last in office shall (to the extent they, or any of them, possess and/or may exercise the power to do so) execute, deliver and/or record such deeds and/or other instruments of transfer and/or conveyance, and take or cause to be taken, such other and further actions, as the case may be, as shall be reasonably requested by OrthoSupply or its legal counsel, to vest, perfect, confirm, implement the transfer of, or establish in the name, on behalf or for the account or the benefit of OrthoSupply, title to, and/or possession of, any or all of the assets, property, property interests, rights, privileges, immunities, powers and franchises owned and/or exercisable by Acquisition Corp. (or in which Acquisition Corp. had an interest and/or the power to exercise immediately prior to the Effective Date) and which was vested, or intended to be vested, in OrthoSupply pursuant to the provisions of this Agreement and the Merger.

3.  Constitutional Documents, Directors, and Officers. On and as of the Effective Date:

(a)  the Amended and Restated Certificate of Incorporation of OrthoSupply, as further amended on such date in full force and effect, shall be the Certificate of Incorporation of the Surviving Corporation, until the same shall be altered, amended, modified, terminated or rescinded in the manner provided by the DGCL, which rights of alteration, amendment, modification, termination and/or rescission are hereby expressly reserved by OrthoSupply.

(b)  the By-Laws of OrthoSupply on such date in full force and effect shall be the By-Laws of the Surviving Corporation, until the same shall be altered, amended, modified, terminated or rescinded in the manner provided in the Amended and Restated Certificate of Incorporation of OrthoSupply and/or the DGCL, which rights of alteration, amendment, modification, termination and/or rescission are hereby expressly reserved by OrthoSupply; and

(c)  the members of the Board of Directors of the Surviving Corporation shall be the directors of OrthoSupply immediately prior to the Effective Date, who shall hold such office as provided in the By-Laws of OrthoSupply and/or the DGCL. The officers of the Surviving Corporation shall be the former officers of OrthoSupply, who shall hold office as provided in the By-Laws of OrthoSupply.

4.  Conversion. On and as of the Effective Date, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of OrthoSupply or capital stock of Acquisition Corp.:

(a) subject to the provisions of Section 5 hereof, all of the outstanding shares of OrthoSupply Common Stock shall be converted and exchanged into shares of CMNW Common Stock in the following manner: each issued and outstanding share of OrthoSupply Common Stock shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted and exchanged into one (1) duly authorized, validly issued, fully paid and non-assessable share of CMNW Common Stock.

(b)  subject to the provisions of Section 5 hereof, all of the outstanding shares of OrthoSupply Series A Preferred Stock shall be converted and exchanged into shares of CMNW Series A Preferred Stock in the following manner: each issued and outstanding share of OrthoSupply Series A Convertible Preferred Stock shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted and exchanged into one (1) duly authorized, validly issued, fully paid and nonassessable share of CMNW Series A Preferred Stock.

(c) subject to the provisions of Section 11 hereof, the OrthoSupply Options and OrthoSupply Warrants shall be converted and exchanged into new options for shares of CMNW Common Stock (“CMNW Options”) and new warrants for shares of CMNW Common Stock (“CMNW Warrants”), as the case may be, in the following manner: each issued and outstanding OrthoSupply Option and OrthoSupply Warrant shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted and exchanged into a CMNW Option and a CMNW Warrant, as the case may be, exercisable for the same number of shares of CMNW Common Stock as equals the number of shares of OrthoSupply Common Stock which were issuable upon the exercise of the OrthoSupply Option and OrthoSupply Warrant, as the case may be, for which it is being exchanged, and containing substantially similar other terms and conditions.

(d) Each issued and outstanding share of the capital stock of Acquisition Corp. shall be converted into and become one (1) fully paid and nonassessable share of common stock of the Surviving Corporation.

(e) The shares of CMNW Common Stock and CMNW Series A Preferred Stock to be issued to the holders of OrthoSupply Common Stock and OrthoSupply Series A Preferred Stock, the CMNW Warrants to be issued to the holders of OrthoSupply Warrants, and the shares of CMNW Common Stock to be issued to the holders of the OrthoSupply Options and OrthoSupply Warrants upon the exercise thereof, shall be deemed to be “restricted securities” as defined by Rule 144(a)(3) under the Securities Act of 1933, as amended (the “Securities Act”). The certificates evidencing such shares shall bear substantially the following restrictive legend:

“THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER THE SECURITIES ACT OR THERE IS AN OPINION FROM COUNSEL TO THE COMPANY THAT SUCH SALE OR OTHER TRANSFER MAY BE MADE PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENT OF THE SECURITIES ACT.”

5.  Certificate Exchange. Subsequent to the Effective Date, the issuance and distribution of New Certificates (as defined in Section 5(a) hereof) in exchange for Old Certificates (as defined in Section 5(a) hereof) shall be implemented as follows:

(a) As promptly after the Effective Date as shall be reasonably possible, CMNW shall deposit with a bank, trust company or attorney designated by CMNW and OrthoSupply (the “Representative”), for the benefit of the former holders of shares of OrthoSupply Common Stock and OrthoSupply Series A Preferred Stock, for exchange through the Representative in accordance with this Section 5, stock certificates representing the shares of the CMNW Common Stock and CMNW Series A Preferred Stock (the “New Certificates”) issuable pursuant to Section 4 hereof in exchange for such holders’ stock certificates representing the OrthoSupply Common Stock and OrthoSupply Series A Preferred Stock (the “Old Certificates”).

(b) As promptly after the Effective Date as shall be reasonably possible, the Representative shall be directed to, and shall, send written notification (each, a “Stock Notification”) to each holder of the OrthoSupply Common Stock and OrthoSupply Series A Preferred Stock of the consummation of the Merger, the availability of the New Certificates and provide (i) a description of the procedure to be followed in connection with the surrender of the Old Certificates and the issuance of the New Certificates, and (ii) a letter of transmittal (which shall be in customary form and have such provisions as CMNW and OrthoSupply may reasonably specify). Upon compliance by a holder thereof with the requirements for the certificate surrender and issuance specified in the Stock Notification, the Representative shall be directed to, and shall, issue and transmit to such holder New Certificates representing that number of shares of the CMNW Common Stock and/or CMNW Series A Preferred Stock, as the case may be, to which such holder shall be entitled as herein provided.

(c) Upon delivery of the New Certificates, the Old Certificates shall be deemed surrendered and cancelled. Notwithstanding anything to the contrary set forth herein, the representations, warranties, indemnities, agreements and other statements of OrthoSupply or its officers, directors, employees and agents, and of each purchaser of OrthoSupply Series A Preferred Stock or its officers, directors, employees, and agents, made in connection with the original issuance and purchase of the OrthoSupply Series A Preferred Stock, shall remain operative and in full force and effect regardless of the exchange under this Section 5 and Section 11 hereof.

(d) On the Effective Date, CMNW shall take all corporate action necessary to reserve for issuance a sufficient number of shares of CMNW Common Stock for delivery upon conversion of the CMNW Series A Preferred Stock exchanged in accordance with this Section 5.

6.  The Effective Date.

(a) Subject to the provisions of this Agreement, (i) articles of merger (“Articles of Merger”) in such form as is required by the NRS, and (ii) a certificate of merger (“Certificate of Merger”) in such form as is required by the DGCL, shall be duly prepared, executed and acknowledged by OrthoSupply and Acquisition Corp. and thereafter delivered to the Secretary of State of the State of Nevada and the Secretary of State of the State of Delaware, as applicable, for filing, as provided in the NRS and the DGCL, as applicable, as early as practicable on the date of the execution and delivery of this Agreement. The Merger shall become effective as at the close of business on the date of filing the Articles of Merger and the Certificate of Merger (the “Effective Date”).

(b) The closing of the Merger (the “Closing”) shall take place as of the Effective Date.

(c) On the Effective Date, CMNW shall fix the number of members of the Board of Directors at not less then one (1) and not more than thirteen (13), effective with the Effective Date. The Board of Directors of CMNW shall consist of the following individuals:

Mark L. Baum
Brian Lesperance

(d) On the Effective Date, the officers of CMNW shall be as follows, each to serve until the first meeting of the Board of Directors immediately following the next Annual Meeting of Stockholders of CMNW or until the Board otherwise directs.:

Name   Position

Brian Lesperance President, Chief Executive Officer, Treasurer and Secretary

7. Thunderbird Redemption. Immediately following the consummation of the Merger on the Effective Date, OrthoSupply shall distribute $500,000 in cash to CMNW (the “Cash Distribution”). Immediately following its receipt of the Cash Distribution, CMNW shall effect the Thunderbird Redemption by redeeming from Thunderbird the Thunderbird Shares for a redemption price equal to the aggregate of (a) the amount of the Cash Distribution (the “Cash Portion”), (b) 600,000 shares of CMNW Common Stock, and (c) a warrant to purchase an additional 600,000 shares of CMNW Common Stock in form and substance mutually agreeable to CMNW and Thunderbird. The Cash Portion shall be wire transferred by CMNW to Thunderbird in accordance with the following wire transfer instructions:

Bank:  Wells Fargo Bank N.A.

1012 Swarthmore Avenue
Pacific Palisades, California 90272
(310) 550-2800

ABA Routing:  121-000-248

Account No:  201-817-485-4

Account Name: The Baum Law Firm PC
Client Trust Account

The Baum Law Firm
580 2nd Street, Suite 102
Encinitas, California 92024
Tel: (760) 230-2300 x205
Fax: (760) 230-2305

Notes:   FBO Thunderbird Global Corporation;

8. Thunderbird Representations and Warranties. In order to induce OrthoSupply to execute this Agreement and perform its obligations under this Agreement, Thunderbird does hereby represent and warrant (which representations and warranties shall be, and be deemed to be, continuing and survive the execution and delivery of this Agreement and the Effective Date) as follows:

(a) Each of CMNW and Acquisition Corp. is a corporation duly organized and validly existing under the laws of the State of Nevada, Thunderbird is a corporation duly organized and validly existing under the laws of Panama, and each such corporation has all requisite power and authority to own, lease, and operate its respective properties and assets and to conduct its respective business as now conducted and as proposed to be conducted. A true, complete and correct copy of the Articles of Incorporation and By-laws of CMNW as in effect on the date of this Agreement, including all amendments thereto, have heretofore been delivered to OrthoSupply.

(b) CMNW is duly qualified to do business as a foreign corporation, and is in good standing, in all jurisdictions, if any, wherein such qualification is necessary and wherein the failure so to qualify would have a material adverse effect on the business, properties, liabilities, assets, operations, results of operations, condition (financial or otherwise) or affairs of CMNW.

(c) Except for Acquisition Corp., CMNW does not currently own any capital stock or other proprietary interest, directly or indirectly, in any corporation, association, trust, partnership, joint venture or other entity.

(d) Each of CMNW and Acquisition Corp. has the requisite power to enter into this Agreement, to consummate the Merger, and to carry out and perform its obligations under the terms of this Agreement. Thunderbird has the requisite power to enter into this Agreement, to transfer the Thunderbird Shares to CMNW pursuant to the Thunderbird Redemption, and to carry out and perform its obligations under the terms of this Agreement.

(e) This Agreement has been duly executed and delivered by each of Thunderbird, CMNW and Acquisition Corp., and, upon due execution and delivery by OrthoSupply, this Agreement will be a valid and binding agreement of each of Thunderbird, CMNW and Acquisition Corp., enforceable against each such party in accordance with its terms.

(f) There are no claims, actions, suits, proceedings, arbitrations, investigations or inquiries before any court or governmental agency, court or tribunal, domestic or foreign, or before any private arbitration tribunal, pending or, to the knowledge of Thunderbird, threatened, against CMNW or involving its assets which, if determined adversely to CMNW, would, individually or in the aggregate, result in a material adverse change in the financial position, shareholders’ equity, results of operations, properties, business, management or affairs of CMNW, or which question the validity of this Agreement or of any action taken, or to be taken, by CMNW pursuant to, or in connection with, this Agreement. There are no outstanding orders, judgments or decrees of any court, governmental agency or other tribunal specifically naming CMNW and/or enjoining CMNW from taking, or requiring CMNW to take, any action, and/or by which CMNW is, and/or its assets are, bound or subject.

(g) The financial statements of CMNW (the “September 2005 Financial Statements”) included in CMNW’s Form 10-Q filed with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended ( the “Exchange Act”), are true, complete and correct in all material respects and fairly present the financial condition of CMNW in accordance with generally accepted accounting principles consistently applied. Except as set forth in the balance sheet of CMNW as of September 30, 2005 (the “September 2005 Balance Sheet”) included in the September 2005 Financial Statements, CMNW has no debt, liability or obligations of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due and whether or not the amount hereof is readily ascertainable, that is not properly reflected as a liability in the September 2005 Balance Sheet. Acquisition Corp. was incorporated on December 22, 2005, has no assets and has incurred no liabilities, debts or obligations of any nature whatsoever, whether accrued, absolute contingent or otherwise, whether due or to become due and whether or not the amount thereof is readily ascertainable, other than its incorporation costs. Prior to the date of this Agreement, Acquisition Corp. has conducted no business operations, and its sole activities will be in connection with the consummation of the Merger and the transactions contemplated by this Agreement.

(h) CMNW has filed all federal, state, municipal and local tax returns (whether relating to income, sales, franchise, withholding, real, or personal property or otherwise) required to be filed under the laws of the United States and all applicable states and has paid in full all taxes which are due pursuant to such returns or claimed to be due by any taxing authority or otherwise due and owing. No penalties or other charges are, or will become, due with respect to the late filing of any such return. All such tax returns heretofore filed by CMNW correctly and accurately reflect the amounts of its tax liabilities due thereunder. CMNW has withheld, collected, and paid all other levies, assessments, license fees and taxes to the extent required and, with respect to payments, to the extent that the same have become due and payable.

(i) The authorized and outstanding capitalization of CMNW is as set forth on Schedule 8(i) attached hereto. Thunderbird owns of record and beneficially 91.2758% of the issued and outstanding capital stock of CMNW, free and clear of all liens and encumbrances of any nature whatsoever. As of the date hereof, except as set forth on Schedule 8(i) attached hereto, there is not authorized and/or issued and outstanding any shares of capital stock of CMNW, and there is not outstanding any rights to purchase any shares of capital stock of CMNW, or securities convertible into or exchangeable for shares of capital stock of CMNW. All of the issued and outstanding shares of CMNW Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. There are no outstanding warrants, options or similar rights to purchase or convert into shares of CMNW capital stock. There are no outstanding rights of first refusal, preemptive rights or other restrictions on transfer with respect to the redemption of the Thunderbird Shares by CMNW from Thunderbird. The offers and sales of the outstanding shares of capital stock of CMNW were, at all relevant times, exempt from the registration or prospectus delivery requirements of the Securities Act, and any applicable state securities laws pursuant to an exemption for which CMNW and/or such offering or sale fully qualified. The shares of CMNW Common Stock have been registered under Section 12(g) of the Exchange Act. The list of current CMNW stockholders of record heretofore delivered by CMNW to OrthoSupply is true, complete and correct in all respects as of the date so delivered.

(j) Except with respect to the filing and approval of the Articles of Merger and the Certificate of Merger, and except with respect to the creation of the CMNW Series A Preferred Stock pursuant to the Statement of Designations, no consent, approval, authorization or order of, or any filing with, any court, governmental agency, authority or body, or any other third party is required by Thunderbird, CMNW or Acquisition Corp. in connection with the execution, delivery and performance of this Agreement and/or the consummation by Thunderbird, CMNW or Acquisition Corp. of the transactions contemplated by this Agreement.

(k) At the Effective Date, all of the shares of the CMNW Common Stock to be issued by CMNW pursuant to this Agreement shall be, and be deemed to be, duly and validly authorized and, when issued to the holders of OrthoSupply Common Stock in exchange for their shares of the OrthoSupply Common Stock, duly and validly issued, fully paid and nonassessable and free and clear of all federal and state issuance, stock and/or company taxes, liens, security interests, claims, encumbrances and charges.

(l) At the Effective Date, all of the shares of the CMNW Series A Preferred Stock to be issued by CMNW pursuant to this Agreement shall be, and be deemed to be, duly and validly authorized and, when issued to the holders of OrthoSupply Series A Preferred Stock in exchange for their shares of the OrthoSupply Series A Preferred Stock, duly and validly issued, fully paid and nonassessable and free and clear of all federal and state issuance, stock and/or company taxes, liens, security interests, claims, encumbrances and charges.

9.  OrthoSupply Representations and Warranties. In order to induce Thunderbird and CMNW to execute this Agreement and perform their obligations under this Agreement, OrthoSupply does hereby represent and warrant (which representations and warranties shall be, and be deemed to be, continuing and survive the execution and delivery of this Agreement and the Effective Date) as follows:

(a) OrthoSupply is a corporation duly organized and validly existing under the laws of the State of Delaware and has all requisite power and authority to own, lease, and operate its properties and assets and to conduct the business as now conducted and as proposed to be conducted. A true, complete and correct copy of the Amended and Restated Certificate of Incorporation and By-laws of the Purchaser as in effect on the date of this Agreement, including all amendments thereto, have heretofore been delivered to the Seller.

(b) OrthoSupply has the requisite power to enter into this Agreement, to consummate the Merger, and to carry out and perform its obligations under the terms of this Agreement.

(c) This Agreement has been duly executed and delivered by OrthoSupply, and, upon due execution and delivery by Thunderbird, CMNW, Acquisition Corp. and Baum, this Agreement will be a valid and binding agreement of OrthoSupply, enforceable against OrthoSupply in accordance with its terms.
(d) OrthoSupply has received and reviewed all corporate records of CMNW and has been given full and complete access to CMNW for the purpose of obtaining such information as OrthoSupply has reasonably requested in connection with its decision to consummate the Merger and the transactions contemplated hereunder.

(e) Except with respect to the filing and approval of the Articles of Merger and the Certificate of Merger, no consent, approval, authorization or order of, or any filing with, any court, governmental agency, authority or body, or any other third party is required by the OrthoSupply in connection with the execution, delivery and performance of this Agreement and/or the consummation by OrthoSupply of the transactions contemplated by this Agreement.

10.  Baum Representations and Warranties. In order to induce OrthoSupply to execute this Agreement and perform its obligations under, this Agreement, Baum does hereby represent and warrant (which representations and warranties shall be, and be deemed to be, continuing and survive the execution and delivery of this Agreement and the Effective Date) as follows:

(a) Since January 15, 2003, CMNW has not incurred any liability or obligation of any nature whatsoever, whether accrued, absolute, contingent or otherwise, that has not been fully discharged as of the date of this Agreement, or is not currently reflected in the September 2005 Balance Sheet. Acquisition Corp. was incorporated on December 22, 2005, has no assets and has incurred no liabilities, debts or obligations of any nature whatsoever, whether accrued, absolute contingent or otherwise, whether due or to become due and whether or not the amount thereof is readily ascertainable, other than its incorporation costs. Prior to the date of this Agreement, Acquisition Corp. has conducted no business operations, and its sole activities will be in connection with the consummation of the Merger and the transactions contemplated by this Agreement.

(b) The authorized and outstanding capitalization of CMNW is as set forth on Schedule 8(i) attached hereto. Thunderbird owns of record and beneficially 91.2758% of the issued and outstanding capital stock of CMNW, free and clear of all liens and encumbrances of any nature whatsoever. As of the date hereof, except as set forth on Schedule 8(i) attached hereto, there is not authorized and/or issued and outstanding any shares of capital stock of CMNW, and there is not outstanding any rights to purchase any shares of capital stock of CMNW, or securities convertible into or exchangeable for shares of capital stock of CMNW. All of the issued and outstanding shares of CMNW Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. There are no outstanding warrants, options or similar rights to purchase or convert into shares of CMNW capital stock. There are no outstanding rights of first refusal, preemptive rights or other restrictions on transfer with respect to the redemption of the Thunderbird Shares by CMNW from Thunderbird. The offers and sales of the outstanding shares of capital stock of CMNW were, at all relevant times, exempt from the registration or prospectus delivery requirements of the Securities Act, and any applicable state securities laws pursuant to an exemption for which CMNW and/or such offering or sale fully qualified. The shares of CMNW Common Stock have been registered under Section 12(g) of the Exchange Act. The list of current CMNW stockholders of record heretofore delivered by CMNW to OrthoSupply is true, complete and correct in all respects as of the date so delivered.

11.  Options and Warrants.

(a) On the Effective Date, each outstanding OrthoSupply Option under the OrthoSupply 2005 Stock Option Plan (the “Old OrthoSupply Option Plan”), whether vested or unvested, shall be assumed by CMNW and shall constitute an option to acquire, on the same terms and conditions as were applicable under such OrthoSupply Option, the same number of shares of CMNW Common Stock as the holder of such OrthoSupply Option would have been entitled to receive pursuant to the Merger had such holder exercised such warrant or option (including any unvested portion thereof) in full (disregarding any limitation on exercisability thereof) immediately before the Effective Date, at a price per share (rounded upward to the nearest whole cent) equal to (i) the aggregate exercise price for the shares of OrthoSupply Common Stock purchasable pursuant to such OrthoSupply Option immediately before the Effective Date divided by (ii) the number of full shares of CMNW Common Stock deemed purchasable pursuant to such OrthoSupply Option in accordance with the foregoing. As of the Effective Date, the Old OrthoSupply Option Plan shall be terminated.

(b) The consummation of the Merger shall not result in the termination or acceleration of any outstanding OrthoSupply Options under the Old OrthoSupply Option Plan that are so assumed by CMNW. It is the intention of the parties that the OrthoSupply Options so assumed by CMNW qualify following the Effective Date as incentive stock options as defined in Section 422 of the Code to the extent such OrthoSupply Options qualified thereunder as incentive stock options before the Effective Date. As promptly as reasonably practicable after the approval and adoption of a new 2006 China Media Networks equity incentive plan (the “New CMNW Option Plan”) and the receipt of all documentation CMNW reasonably requires relating to the exchange of the outstanding OrthoSupply Options, CMNW will issue to each person who, immediately prior to the Effective Date, is a holder of an outstanding OrthoSupply Option under the Old OrthoSupply Option Plan that is to be assumed by CMNW and exchanged hereunder, a new CMNW Option under the New CMNW Option Plan. As of the Effective Date, all then existing CMNW option and other equity incentive plans shall be terminated.

(c) On the Effective Date, CMNW shall take all corporate action necessary to reserve for issuance a sufficient number of shares of CMNW Common Stock for delivery under the OrthoSupply Options assumed and exchanged in accordance with this Section 11.

(d) On the Effective Date, each outstanding OrthoSupply Warrant to purchase shares of OrthoSupply Common Stock shall be assumed by CMNW and shall constitute a warrant to acquire, on the same terms and conditions as were applicable under such OrthoSupply Warrant, the same number of shares of CMNW Common Stock as the holder of such OrthoSupply Warrant would have been entitled to receive pursuant to the Merger had such holder exercised such option (including any unvested portion thereof) in full (disregarding any limitation on exercisability thereof) immediately before the Effective Date, at a price per share (rounded upward to the nearest whole cent) equal to (i) the aggregate exercise price for the shares of OrthoSupply Common Stock purchasable pursuant to such OrthoSupply Warrant immediately before the Effective Date divided by (ii) the number of full shares of CMNW Common Stock deemed purchasable pursuant to such OrthoSupply Warrant in accordance with the foregoing.

(e) The consummation of the Merger shall not result in the termination or acceleration of any outstanding OrthoSupply Warrants that are so assumed by CMNW. As promptly as reasonably practicable and in any event within five (5) business days after receipt of each outstanding OrthoSupply Warrant (or, if misplaced, a lost warrant affidavit in such form as CMNW reasonably requires), CMNW will issue to each person who, immediately prior to the Effective Date, is a holder of each such outstanding OrthoSupply Warrant that is to be assumed by CMNW and exchanged hereunder, a new CMNW Warrant.

(f) On the Effective Date, CMNW shall take all corporate action necessary to reserve for issuance a sufficient number of shares of CMNW Common Stock for delivery under the OrthoSupply Warrants assumed and exchanged in accordance with this Section 11.

12. Further Assurances and Cooperation; Restrictive Covenant.

(a) Each party hereto will, before, at, and after the Closing and the Effective Time, execute and deliver such instruments and take such other actions as the other party or parties, as the case may be, may reasonably require in order to carry out the intent of this Agreement. Without limiting the generality of the foregoing, at any time after the Closing and the Effective Time, at the request of Thunderbird or OrthoSupply, and without further consideration, each party will execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation and take such action as Thunderbird or OrthoSupply may reasonably deem necessary or desirable in order to confirm CMNW’s title to the Thunderbird Shares and to effectuate the transactions contemplated by this Agreement.

(b) CMNW covenants and agrees that, for a period of twenty four (24) months after the Closing, CMNW shall not consent to, vote for, or request any structural change in the CMNW Common Stock which would disproportionately reduce the ownership percentage of Thunderbird in CMNW or which is not to be made for a bona fide legitimate business purpose. Notwithstanding the foregoing, the parties to this Agreement hereby agree that this Section 12(b) shall not apply to any issuance of CMNW Common Stock to any third party for good, valuable and lawful consideration, to any other increase or decease in the total number of shares of CMNW Common Stock authorized, or to any authorization or issuance of any class of equity in CMW that has preferences and rights superior to the CMNW Common Stock.

13. Indemnification.

(a) Thunderbird agrees to indemnify and hold harmless CMNW, OrthoSupply and their respective successors and assigns (collectively, the “OrthoSupply Indemnitees”) against and in respect of any and all claims, suits, actions, proceedings (formal and informal), investigations, judgments, deficiencies, damages, settlements, liabilities, losses, costs and legal and other expenses arising out of or based upon any breach of any representation or warranty, covenant or agreement of Thunderbird contained in this Agreement or in any other agreement executed and delivered by Thunderbird hereunder or in connection herewith.

(b) Baum agrees to indemnify and hold harmless the OrthoSupply Indemnitees against and in respect of any and all claims, suits, actions, proceedings (formal and informal), investigations, judgments, deficiencies, damages, settlements, liabilities, losses, costs and legal and other expenses arising out of or based upon any breach of the representations and warranties set forth in Sections 10 and 14 hereof.

(c) OrthoSupply agrees to indemnify and to hold harmless Thunderbird and its successors and assigns (collectively, the “Thunderbird Indemnitees”) against and in respect of any and all claims, suits, actions, proceedings (formal and informal), investigations, judgments, deficiencies, damages, settle-ments, liabilities, losses, costs and legal and other expenses arising out of or based upon any breach of any representation, warranty, covenant or agreement of OrthoSupply contained in this Agreement or in any other agreement executed and delivered by OrthoSupply hereunder or in connection herewith.

(d) Any OrthoSupply Indemnitee or Thunderbird Indemnitee (in any such case, the “Indemnified Party”) seeking indemnification under this Agreement shall give to the party obligated to provide indemnification to such Indemnified Party (in any such case, the “Indemnitor”) a notice (a “Claim Notice”) describing in reasonable detail the facts giving rise to any claim for indemnification hereunder promptly upon learning of the existence of such claim. Upon receipt by the Indemnitor of a Claim Notice from an Indemnified Party with respect to any claim of a third party, such Indemnitor may assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party and, in such event, shall agree to pay and otherwise discharge with the Indemnitor’s own assets all judgments, deficiencies, damages, settlements, liabilities, losses, costs and legal and other expenses related thereto; and the Indemnified Party shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. If the Indemnitor does not assume the defense thereof within ten days of its receipt of the Claim Notice, the Indemnitor shall similarly cooperate with the Indemnified Party in such defense or prosecution. The Indemnified Party shall have the right to participate in the defense or prosecution of any lawsuit with respect to which the Indemnitor has assumed the defense and to employ its own counsel therein, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the Indemnitor shall not have promptly employed counsel reasonably satisfactory to such Indemnified Party to take charge of the defense of such action, (ii) such Indemnified Party shall have reasonably concluded that there exists a significant conflict of interest with respect to the conduct of such Indemnified Party’s defense by the Indemnitor, or (iii) the Indemnitor fails to provide reasonable insurance to the Indemnified Party of its financial capacity to defend such action and provide indemnification with respect to such action, in any of which events such reasonable fees and expenses shall be borne by the Indemnitor and the Indemnitor shall not have the right to direct the defense of any such action on behalf of the Indemnified Party. The Indemnitor shall have the right, in its sole discretion, to settle any claim (a) which is solely for monetary damages for which indemnification has been sought and is available hereunder, and (b) where there is no finding or admission of any violation of any legal requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, provided that the Indemnitor shall not agree to the settlement of any claim which constitutes the subject of a Claim Notice which settlement in the reasonable opinion of the Indemnified Party would have a material adverse continuing effect on the business of the Indemnified Party without the prior written consent of the Indemnified Party. The Indemnified Party shall give written notice to the Indemnitor of any proposed settlement of any suit, which settlement the Indemnitor may, if it shall have assumed the defense of the suit, reject in its reasonable judgment within 10 days of receipt of such notice. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any suit for which indemnification has been sought and is available hereunder, provided that, if the defense of such claim shall have been assumed by the Indemnitor, the Indemnified Party shall automatically be deemed to have waived any right to indemnification hereunder.

14. Brokers and Finders. Each of Thunderbird, CMNW, Acquisition Corp. and Baum, on the one hand, and OrthoSupply, on the other hand, represents and warrants to the other(s) that, except for Midtown Partners & Co., LLC and The Mayflower Group, they or it have not employed any broker, financial advisor or finder or incurred any liability for any broker, financial advisory or finders’ fees in connection with this Agreement and the consummation of the Merger.

15. Costs and Expenses. Each of Thunderbird and Baum, on behalf of themselves, CMNW and Acquisition Corp., on the one hand, and OrthoSupply, on the one hand, shall pay their own respective costs and expenses relating to the Merger and the transactions contemplated by this Agreement, including, without limitation, the costs and expenses relating to the preparation of this Agreement, such as attorneys’ fees, accounting fees, printing expenses and consent solicitation expenses. OrthoSupply shall pay all of the expenses and filing fees in connection with the filing of the Articles of Merger and the Certificate of Merger, as well as all public filings in connection with the Merger to be made with the Commission and any state securities authorities.

16. Notices. Any and all notices, requests or instructions desired to be given by any party hereto to any other party hereto shall be in writing and shall be either be hand delivered, delivered by express courier or overnight delivery or mailed to the recipient first class, postage prepaid, certified, return receipt requested at the following respective addresses:

To: OrthoSupply or CMNW:

Brian Lesperance
OrthoSupply Management, Inc.
237 Cedar Hill Street, Suite 4
Marlboro, MA 01752
With a copy to:

Andrew White, Esq.
Bingham McCutchen LLP
150 Federal Street
Boston, MA 02110

To: Thunderbird, Acquisition Corp. or Baum
c/o Mark L. Baum, Esq.
The Baum Law Firm
580 2nd Street, Suite 102
Encinitas, CA 92024

or to such other address as any party hereto shall designate in a writing complying with the provisions of this Section 20.

17. Waiver. Thunderbird and Baum on the one hand, and OrthoSupply and CMNW on the other hand, may, by written instrument, (a) extend the time for the performance of any of the obligations or other acts of the other(s) under this Agreement; (b) waive any inaccuracies of such other party(ies) in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement; (c) waive compliance with any of the covenants of such other party(ies) contained in this Agreement; and (d) waive the performance of any of the obligations of such other party(ies) contained in this Agreement.

18. Governing Law; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to any principles of conflicts of laws. Each party waives the right to a jury trial.

19. Effectiveness. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, transferees, heirs, assigns and beneficiaries.

20. Counterparts. This Agreement may be executed in multiple copies, each of which shall constitute an original, but all of which shall constitute one and the same agreement.

21. Partial Invalidity. If any term, covenant or condition in this Agreement, or the application thereof to any person or circumstance, shall be invalid or unenforceable, the remainder of this Agreement or the application of such term, covenant or condition to persons or circumstances, other than those as to which it is held invalid, shall be unaffected thereby and each term, covenant or condition of this Agreement shall be enforced to fullest extent permitted by law.

22. Integration. This Agreement (including the Schedules hereto, the documents and instruments delivered by the parties hereto and any other documents executed and delivered and/or to be executed and delivered pursuant to the provisions of this Agreement as herein provided or in connection herewith) sets forth the entire agreement among the parties hereto with respect to the subject matter herein contained. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between or among the parties hereto with respect to the subject matter hereof except as herein and in such ancillary documents provided.

[Signatures on Following Page]

18

BUSDOCS/1524482.3

IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger as of the date first above written.

CHINA MEDIA NETWORKS INTERNATIONAL, INC.

By: Mark L. Baum
Its: President

CMNW ACQUISITION CORPORATION

By: Mark L. Baum
Its: President

ORTHOSUPPLY MANAGEMENT, INC.

By: Brian Lesperance
Its: President

THUNDERBIRD GLOBAL CORPORATION

By:
Its: President

Mark L. Baum, Individually

18

BUSDOCS/1524482.3

SCHEDULE 8(i)

Capitalization of CMNW

1. CMNW has authorized 100,000,000 shares of CMNW Common Stock, $0.001 par value, of which 509,709 shares are issued an outstanding, and 10,000,000 shares of preferred stock, $0.001 par value (the “Preferred Stock”), of which no shares are issued and outstanding. 1,700,000 shares of Preferred Stock have been designated “Series A Convertible Preferred Stock.”

2. CMNW has does not have an outstanding warrants or options to purchase its common stock or any other CMNW capital stock, or any securities convertible into or exchangeable for any shares of CMNW capital stock.